Exhibit 3.1(iii)

                         Secretary of State

                         State of Nevada

                        Corporate Charter

I, Dean Heller, the duly elected and qualified Nevada Secretary of State, do hereby certify that UPLIFT NUTRITION, INC., did on April 11, 2006, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

                              IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great

                              Seal of the State, at my office on April 11, 2006.

                              /s/Dean Heller

                              DEAN HELLER

                              Secretary of State

                              by/s/J. McCarley

                              Certification Clerk

Dean Heller

Secretary of State

206 North Carson Street

Carson City, Nevada 89701-4299

(775) 684-5708

website: secretaryofstate.biz

                                   Entity #

                                   E027062206-0

                                   Document Number

                                   20060229230-66

                                   Date filed:  4/11/2006 3:13:24 PM

                                   In the office of Dean Heller

                                   Secretary of State

Articles of Incorporation

(Pursuant to NRS78)

1.  Name of Corporation: UPLIFT NUTRITION, INC.

2.  Resident Agent       BUDGET CORP.

                                     2050 RUSSETT WAY, CARSON CITY, NEVADA 89703,

3.  Shares                     100,000,000 par value $0.001

4.  Board of Directors  GARY C. LEWIS

                                     4423 S. 1800 W.

                                     ROY, UTAH 84067

5.  Purpose                   To own, manage and operate any business the Company chooses, especially related to nutritional wellness and energy.

6.  Incorporator            Gary C. Lewis                                                      /s/Gary C. Lewis

                                     4423 S. 1800 W.

                                     Roy, Utah 84067

7. Certificate of acceptance I hereby accept appointment as Resident Agent for of appointment of Resident   the above named corporation.

Agent                         /s/Tracy Padilla, Pres.       April 11, 2006